SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Corporate Property Associates 17 – Global Incorporated
(Name of Registrant as Specified In Its Charter)

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April 29, 2011

Notice of Annual Meeting of Stockholders
to be Held Wednesday, June 15, 2011

Dear CPA®:17 – Global Stockholder,

On Wednesday, June 15, 2011, Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (“CPA®:17 – Global”), will hold its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at CPA®:17 – Global’s executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 4:00 p.m. local time.

We are holding the Annual Meeting:

•	To consider and vote upon a proposal to elect five Directors to serve for one year terms expiring at the 2012 annual meeting and until their respective successors are duly elected and qualify; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

THE BOARD OF DIRECTORS OF CPA®:17 – GLOBAL RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

Only stockholders of record who owned stock at the close of business on April 19, 2011 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA®:17 – Global mailed this Proxy Statement, proxy, and its Annual Report to stockholders on or about May 6, 2011.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2011:

This Proxy Statement and our Annual Report to stockholders are available at www.proxyvoting.com/wpc.

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

PROXY STATEMENT
APRIL 29, 2011

QUESTIONS & ANSWERS

The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 17 – Global Incorporated, a Maryland corporation, for use at its 2011 annual meeting of stockholders (the “Annual Meeting”) to be held on June 15, 2011 at 50 Rockefeller Plaza, New York, New York, 10020 at 4:00 p.m. local time, or any adjournment thereof. As used herein, “CPA®:17 – Global,” the “Company,” “we” and “us” refer to Corporate Property Associates 17 – Global Incorporated.

Who is soliciting my proxy?

The Board of Directors of CPA®:17 – Global is sending you this Proxy Statement and enclosed proxy.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of CPA®:17 – Global as of the close of business on April 19, 2011 (the “record date”) are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the record date, CPA®:17 – Global had 161,244,555 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

You may vote your shares either by attending the Annual Meeting or by authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for authorizing your proxy by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA®:17 – Global’s Secretary, Susan C. Hyde, in writing or submitting a new proxy in writing, or by voting in person at the Annual Meeting. The mailing address of CPA®:17 – Global is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds, and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions and non-votes as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is needed to approve the election of each of the nominees as Director?

The affirmative vote of the holders of a majority of our shares present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present is required to elect a Director. With respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. No stockholder shall have the right to cumulative votes. Any other proposal must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the shares will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters which are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA®:17 – Global will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated to be $110,000 or less, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will elect five Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board of Directors is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

CPA®:17 – Global’s Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to CPA®:17 – Global’s Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisers and consultants and to compensate them for their services. The Board of Directors did not retain any such advisers or consultants during 2010 for the purposes of identifying and evaluating candidates.

In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate’s integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled “Stockholder Communications” for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder’s notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of stock of CPA®:17 – Global that are beneficially owned by such individual;

•	the date such shares were acquired and the investment intent of such acquisition; and

•	all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Securities and Exchange Commission (“SEC”) Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Also, the stockholder giving notice must provide:

•	as to such stockholder and any Stockholder Associated Person*, the class, series and number of all shares of stock of CPA®:17 – Global which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•	as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CPA®:17 – Global’s stock ledger and current name and address, if different, of such Stockholder Associated Person; and

•	to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CPA®:17 – Global or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee’s election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

*	“Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of CPA®:17 – Global owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted FOR the election of the named nominees. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee’s biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

Wm. Polk Carey
Age: 80
Director Since: 2007

Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey has also served as a Director and Chairman of Corporate Property Associates 14 Incorporated (“CPA®:14”) since 1997, Corporate Property Associates 15 Incorporated (“CPA®:15”) since 2001, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global” and, together with CPA®:14, CPA®:15, and CPA®:17 – Global, the “CPA® REITs”), since 2003 and W. P. Carey & Co. LLC since 1997. He also serves as Chairman of the Board of Directors of Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey & Co. LLC that provides advisory services to CPA®:17 – Global and the other CPA® REITs. Mr. Carey was also Co-CEO of CPA®:14, CPA®:15 and CPA®:16 – Global from 2002 through March 2005. He also served as a Director and Chairman of Corporate Property Associates 12 Incorporated (“CPA®:12”) from July 1993 to December 2006. Mr. Carey has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (subsequently Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co., and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University, D.C.S. honoris causa from The City University of New York and D.C.L. honoris causa from the University of the South. He is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and has served as Chairman of the Penn Institute for Economic Research. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. As founder and Chairman of W. P. Carey & Co. LLC, our Chairman, Chairman of CPA®:14, CPA®:15 and CPA®:16 – Global, and through a long and distinguished record of business success and philanthropic activities, Mr. Carey brings to the Board demonstrated leadership skills, business expertise and a commitment to community service that we believe are important qualities of a director of our Company.

Marshall E. Blume*
Age: 70
Director Since: 2008

Dr. Blume serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Dr. Blume has also served as an Independent Director and a member of the Audit Committees of CPA®:14 since April 2007, CPA®:15 from April 2007 to June 2009, and CPA®:16 – Global from June 2009 to July 2010 (having previously served in those capacities from April 2007 to April 2008). Dr. Blume is the Howard Butcher III Professor, Emeritus, of Financial Management at the Wharton School of the University of Pennsylvania and Director Emeritus of the Rodney L. White Center for Financial Research, also at the Wharton School. Dr. Blume has been associated with the Wharton School since 1967. Dr. Blume has also been a partner in Prudent Management Associates, a registered investment advisory firm, since 1982, and Chairman and President of Marshall E. Blume, Inc., a consulting firm, for over 25 years. He is an Associate Editor of the Journal of Fixed Income and the Journal of Portfolio Management. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the Finance Committee of the Rosemont School of the Holy Child, the Shadow Financial Regulatory Committee and the Financial Economist Roundtable. Dr. Blume is a former trustee of Trinity College (Hartford) and the Rosemont School. Dr. Blume received his S.B. from Trinity College, and both his M.B.A. and Ph.D. from the University of Chicago. Dr. Blume’s qualifications for election to our Board include his distinguished academic career at a leading educational institution, his expertise in the field of economics and finance and his involvement in several charitable and industry organizations.

Elizabeth P. Munson*
Age: 54
Director Since: 2007

Ms. Munson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Ms. Munson has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from December 2006 to September 2007, having previously served in those capacities from April 2002 to December 2003, CPA®:15 since April 2003 and CPA®:16 – Global since April 2004. Ms. Munson also served as an Independent Director and member of the Audit Committee of CPA®:12 from April 2002 to December 2006. Ms. Munson is the President and a Director of Rockefeller Trust Company, N.A. and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of, and head of Wealth Management Services for, Rockefeller & Co. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson is a member of the Board of Managers, Vice President and Secretary of Episcopal Social Services, New York, New York, a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York, a member of the Board of Directors and Secretary of Friends of WWB/USA Inc., New York, New York, and a member of the Board of Directors of the Cancer Schmancer Foundation, New York, New York. Ms. Munson received her B.A. from Yale University, her J.D. from Harvard University and her Masters in Tax Law from New York University. Ms. Munson’s qualifications for election to our Board include her executive experience with a leading investment and wealth management firm, her prior legal experience and her involvement in several charitable organizations.

Richard J. Pinola*
Age: 65
Director Since: 2010

Mr. Pinola served as an Independent Director and Chairman of the Audit Committee of the Board of Directors from October 2007 to June 2009 and has served as an Independent Director and a member of the Audit Committee again since July 2010. Mr. Pinola has also served as an Independent Director and a member of the Audit Committee of CPA®:14 from June 2009 to July 2010 (having previously served in those capacities, including as Chairman of the Audit Committee, from July 2006 to April 2008) and CPA®:15 from August 2006 to September 2007 (and as an Independent Director on the Audit Committee again since June 2008 and as Chairman of the Audit Committee since

August 2009) and as an Independent Director and Chairman of the Audit Committee of CPA®:16 – Global since August 2006. Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants from 1994 through 2004. He served as a Director of the company from 1990 and as CEO from 1992 until Right Management was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial service firm. He was also a CPA with PriceWaterhouse & Co. (now PricewaterhouseCoopers). Mr. Pinola is a Director of Kenexa Inc. and Nobel Learning Communities. Mr. Pinola also served as a Director of K-Tron International from 1994 to April 2010 and Bankrate.com from October 2004 to September 2009. He is also on the Boards of the Visiting Nurses Association and King’s College. He has also served on the board of directors of the American Lung Association, Janney Montgomery Scott LLC, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King’s College. Mr. Pinola’s qualifications for election to our Board include his extensive executive experience, his knowledge of accounting and his involvement in several charitable organizations.

James D. Price*
Age: 72
Director Since: 2007

Mr. Price has served as an Independent Director and a member of the Audit Committee of the Board of Directors since 2007 (Chairman of the Audit Committee since August 2009). He has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from September 2005 to April 2006 and then from December 2006 to the present (Chairman of the Committee since April 2008), CPA®:15 since June 2006 (Chairman of the Committee from September 2007 to August 2009) and CPA®:16 – Global from September 2005 to September 2007. Mr. Price also served as an Independent Director of CPA®:12 from September 2005 to December 2006. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial and industrial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc., where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982. He currently serves on the Boards of Pier 1 Funding Corp. He is also on the Board of Advisors of the Harry Ransom Center at the University of Texas in Austin. Mr. Price received his B.A. from Syracuse University and his M.B.A. from Columbia University. Mr. Price’s qualifications for election to our Board include his extensive experience in the commercial real estate business in the U.S. and foreign markets.

*	Independent Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Trevor P. Bond
Age: 49

Mr. Bond has served as Chief Executive Officer of the Company and of W. P. Carey & Co. LLC, CPA®:14, CPA®:15, and CPA®:16 – Global since September 2010, having served as Interim Chief Executive Officer since July 2010. He has also served as a Director of W. P. Carey & Co. LLC since 2007 and as its President since September 2010, and he served as a Director and a member of the Audit Committees of CPA®:14, CPA®:15, and CPA®:16 – Global from February 2005 to April 2007. Until his appointment as Interim Chief Executive Officer, Mr. Bond was a member of the Investment Committee of Carey Asset Management Corp. Since September 2010, Mr. Bond has also served as Chairman of the Board of Directors of Carey Watermark Investors Incorporated (“CWI”), a publicly owned, non-listed real estate investment trust sponsored by W. P. Carey & Co. LLC, which was formed for the purpose of acquiring interests in lodging and lodging-related properties. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since 2002. He served in several management capacities for Credit Suisse First Boston, which is referred to in this Proxy Statement as CSFB, from 1992 to 2002, including: Co-founder of CSFB’s Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman, Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond has over 25 years of real estate experience in several sectors, including finance, development, investment and asset management, across a range of property types, as well as direct experience in Asia. Mr. Bond received an M.B.A. from Harvard University. Mr. Bond is the son of the second husband of the daughter of the half sister of Wm. Polk Carey, our Chairman of the Board.

Jan F. KÄrst
Age: 47

Mr. Kärst was appointed President of CPA®:17 – Global in October 2007 and has served as Managing Director of W. P. Carey & Co. LLC since 2005. He also serves as Chief Operating Officer and is a member of the Board of Directors of W. P. Carey International LLC. Mr. Kärst joined W. P. Carey & Co. LLC in 1992 as a Senior Analyst and Assistant to the Chairman. Mr. Kärst left W. P. Carey & Co. LLC to pursue his M.B.A. at Duke University’s Fuqua School of Business in 1994. After receiving his M.B.A. in 1996, Mr. Kärst joined Deutsche Bank’s Associate Program and became Assistant Vice President and Vice President. Mr. Kärst returned to W. P. Carey & Co. LLC’s Investment Department in 2000 and was promoted to Director in 2001 and to Managing Director in 2005. Mr. Kärst serves as a Trustee of the W. P. Carey Foundation and on the Board of Overseers of the Rensselaerville Institute. He is also Chairman of the Real Estate Committee of the US-India Business Council and serves on the board of Friends of Atlantik-Brücke e.V. Foundation, Inc., the U.S. representative of the German-based-not-for-profit Atlantik-Brücke. Mr. Kärst attended Germany’s University of Konstanz and received his B.A. in Economics from Colorado College.

Mark J. DeCesaris
Age: 52

Mr. DeCesaris has served as Chief Financial Officer since July 2010. He has also served in the same capacity with W. P. Carey & Co. LLC and each of the other CPA® REITs since July 2010, having previously served as Acting Chief Financial Officer since November 2005 (and, in the case of the Company, since October 2007). He has also served as Chief Administrative Officer and Managing Director of W. P. Carey & Co. LLC and each of the CPA® REITs since November 2005 (and, in the case of the Company, since October 2007). Mr. DeCesaris has also served as Chief Financial Officer of CWI since March 2008 and as its Chief Administrative Officer since September 2010. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s Finance Department since May 2005. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004 Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. Mr. DeCesaris is a licensed Certified Public Accountant and started his career with Coopers & Lybrand in Philadelphia. He graduated from King’s College with a B.S. in Accounting and a B.S. in Informational Technology. He currently serves as Vice Chairman of the Board of Trustees of King’s College and as a member of the Board of Trustees of the Chilton Memorial Hospital Foundation, and he is a member of the American Institute of Certified Public Accountants.

John D. Miller
Age: 66

Mr. Miller has served as Chief Investment Officer since 2007. He has also served in the same capacity with W. P. Carey & Co. LLC and each of the other CPA® REITs since 2005. Mr. Miller joined W. P. Carey & Co. LLC in

2004 as Vice Chairman of Carey Asset Management. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented venture capital fund. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America. Prior to joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Mr. Miller previously served in investment positions at the Equitable Capital Management Corporation, including serving as President, Chief Executive Officer, and head of its corporate finance department. He currently serves on the Board of Circle Entertainment Inc. and Function (X), Inc. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.

Thomas E. Zacharias
Age: 57

Mr. Zacharias has served as Chief Operating Officer and Managing Director since 2007. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14 and CPA®:15 since 2005. Mr. Zacharias joined W. P. Carey & Co. LLC in 2002, is head of the Asset Management Department and has served as President of CPA®:16 – Global since 2003. Effective after the closing of the proposed merger of CPA®:14 with and into one of CPA®:16’s subsidiaries, Mr. Zacharias will no longer serve as President of CPA®:16-Global, but will serve as its Chief Operating Officer and Managing Director. Mr. Zacharias has also served as Chief Operating Officer of CWI since September 2010. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the U.S. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

AUDIT COMMITTEE MATTERS

Audit Committee

Our Board of Directors has established a standing Audit Committee. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all “independent” as defined in our Bylaws and the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola and James D. Price (Chairman). Our Board of Directors has determined that Mr. Price, an Independent Director, is a “financial expert” as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa17global.com) in the “About CPA®:17 – Global – Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA®:17 – Global’s fiscal 2010 audited financial statements.

The Audit Committee held four regularly scheduled quarterly meetings and three additional meetings during 2010.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with the management of CPA®:17 – Global.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company’s internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CPA®:17 – Global and its affiliates. Based on review and discussions of CPA®:17 – Global’s audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:

James D. Price, Chairman
Marshall E. Blume
Elizabeth P. Munson
Richard J. Pinola

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2010 and 2009

The following table sets forth the approximate aggregate fees billed to CPA®:17 – Global during fiscal years 2010 and 2009 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2010	2009

Audit Fees(1)	$587,650	$445,298
Audit Related Fees(2)	0	0
Tax Fees(3)	277,309	145,465
All Other Fees	0	0

Total Fees	$864,959	$590,763

(1)	Audit Fees: This category consists of fees for professional services rendered for the audits of CPA®:17 – Global’s audited 2010 and 2009 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30 for each of the 2010 and 2009 fiscal years and other audit services, including SEC registration statement review and the related issuance of comfort letters and consents.

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP. No fees were billed for assurance and audit related services rendered by PricewaterhouseCoopers LLP for the fiscal years ended 2010 and 2009.

(3)	Tax Fees: This category consists of fees billed to CPA®:17 – Global by PricewaterhouseCoopers LLP for tax compliance and consultation services.

Pre-Approval By Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

BOARD’S ROLE IN RISK OVERSIGHT AND ITS LEADERSHIP STRUCTURE

Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor’s internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board’s role is to oversee the advisor’s execution of these responsibilities and to assess the advisor’s approach to risk management on our behalf. The Board exercises this role periodically as part of its regular meetings and through meetings of its Audit Committee. The Board and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CPA®:17 – Global, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies.

We maintain separate roles for our Chairman of the Board and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our stockholders and is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer, and allows the individuals to focus on their primary roles. Both Messrs. Carey and Bond, our Chairman of the Board and Chief Executive Officer, respectively, possess detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer, who is also the Chief Executive Officer of our advisor, has the general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company, while our Chairman of the Board presides over meetings of the full Board and provides critical thinking with respect to the Company’s strategy and performance. Our independent directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer.

Our Board believes that its current leadership structure – separate roles for our Chairman of the Board and Chief Executive Officer – combined with actively involved independent directors provides effective corporate governance at the Board level and independent oversight of both our Board and our advisor.

BOARD MEETINGS AND DIRECTORS’ ATTENDANCE

There were four regular Board meetings, nine additional Board meetings, and seven Audit Committee meetings held in 2010 and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held while he or she was a Director. The Board of Directors of CPA®:17 – Global does not have standing nominating or compensation committees. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. Four Directors attended the annual meeting of stockholders held on June 9, 2010.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — FISCAL 2010

We have no employees. Day-to-day management functions are performed by our advisor. During 2010, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however, we reimburse our advisor for the services of its personnel, including those who serve as our officers pursuant to the advisory agreement. Please see the section titled “Certain Relationships and Related Transactions” for a description of the contractual arrangements between us and our advisor and its affiliates.

In 2010, CPA®:17 – Global paid its Directors who are not officers an annual cash retainer of $19,333, an additional annual cash retainer of $6,000 for the Chairman of the Audit Committee, $1,000 for in-person attendance at each regular quarterly board meeting, and an annual grant of $10,000 of shares of our common stock, valued based upon our initial public offering price. Wm. Polk Carey, our Chairman, and Gordon F. DuGan, our former Chief Executive Officer and former Director, did not receive compensation for serving as Directors.

	Fees Earned or
	Paid in Cash	Stock Awards	All Other Compensation	Total
Director	($)	($)(1)	($)(2)	($)

Marshall E. Blume	$22,333	$10,000	$178	$32,511
Elizabeth P. Munson	23,333	10,000	178	33,511
Richard J. Pinola(3)	5,833	0	0	5,833
James D. Price	29,333	10,000	178	39,511

(1)	Amounts in the “Stock Awards” column reflect the aggregate grant date fair value of awards of shares of our common stock granted for 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), related to the annual grant of $10,000 of shares of our common stock on July 1, 2010. The grant date fair values of awards were calculated by multiplying the number of shares granted by our initial public offering price, less discounts.

(2)	All Other Compensation reflects dividends paid on the stock awards set forth in the table.

(3)	Richard J. Pinola joined the Board of Directors on July 22, 2010.

In 2010, CPA®:17 – Global’s Board of Directors retained Towers Watson & Co. (“Towers Watson”), a compensation consulting firm that acts as the independent compensation consultant to the Compensation Committee of the Board of Directors of W. P. Carey & Co. LLC, to conduct a peer group analysis on director compensation programs, to provide information and observations regarding current pay practices, and to provide its recommendation for the director compensation program of CPA®:17 – Global, as well as the other CPA® REITs, based on its evaluation and analysis.

Based on the recommendations of Towers Watson, the Board of Directors of CPA®:17 – Global determined that, effective as of the date of the 2011 Annual Meeting, the compensation CPA®:17 – Global pays to each of its Directors who are not officers will include an annual cash retainer of $25,000, and an additional annual cash retainer of $10,000 for the Chairman of the Audit Committee. CPA®:17 – Global will continue to pay $1,000 in cash for attendance in person for board meetings, but will also pay $1,000 in cash for attendance in person for committee meetings and full board or committee meetings attended by phone. Our independent directors will receive annual grants of shares of our common stock valued at $13,500 based upon our offering price.

BOARD REPORT ON EXECUTIVE COMPENSATION

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA®:17 – Global has no employees and pays no direct compensation. As a result, CPA®:17 – Global has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA®:17 – Global reimburses an affiliate of W. P. Carey & Co. LLC for

CPA®:17 – Global’s proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Wm. Polk Carey in connection with his services on behalf of the Company, other than as a Director. Please see the section titled “Certain Relationships and Related Transactions” for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, CPA®:17 – Global’s Board of Directors has not appointed a compensation committee. None of the members of CPA®:17 – Global’s Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CPA®:17 – Global.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

“Beneficial Ownership” as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.

The following table shows how many shares of CPA®:17 – Global’s common stock were owned, as of the record date, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership		Percentage of Class

Marshall E. Blume	3,745		*
Wm. Polk Carey	1,037,578	(1)	0.64%
Elizabeth P. Munson	5,787		*
Richard J. Pinola	14,059	(2)	*
James D. Price	3,333		*
All Directors and Executive Officers as a Group (10 Individuals)	1,065,502		0.66%

*	Less than 1%

(1)	Includes 437,720 shares owned by Carey REIT II, Inc. and 599,858 shares owned by Carey Asset Management Corp. Mr. Carey disclaims beneficial ownership of these shares.

(2)	Includes 5,926 shares owned by Mr. Pinola’s wife. Mr. Pinola disclaims beneficial ownership of these shares.

CODE OF ETHICS

CPA®:17 – Global’s Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our employees, including our Executive Officers and Directors. This code is available on the Company’s website (www.cpa17global.com) in the “About CPA®:17 – Global — Corporate Governance” section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wm. Polk Carey is the Chairman of CPA®:17 – Global’s Board of Directors. During 2010, CPA®:17 – Global has retained its advisor, Carey Asset Management Corp., to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments, to perform day-to-day management services and certain administrative duties for CPA®:17 – Global pursuant to an advisory agreement. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the Board of Directors and the beneficial owner of over 10% of its equity securities. The advisory agreement between the advisor and CPA®:17 – Global provides for the advisor to be reimbursed for organization and offering costs incurred in connection with CPA®:17 – Global’s public offering of shares of its common stock. In addition, for the services provided to CPA®:17 – Global, the advisor earns an annual asset management fee ranging from 0.5% of average market value, for long-term net leases and certain other types of real estate investments, to 1.75% of average equity value for certain types of securities. Asset management fees are payable in cash or restricted stock at the option of the advisor. During 2010, the asset management fees earned by the advisor totaled $5.0 million. An affiliate of the advisor will also receive up to 10% of distributions of available cash of the operating partnership of CPA®:17 – Global, depending on the type of investments CPA®:17 – Global owns, which totaled $4.5 million during 2010. For 2010, the advisor elected to receive its asset management fees in restricted shares of our common stock.

In addition, in return for performing services related to CPA®:17 – Global’s investment acquisitions, the advisor will be paid acquisition fees, a portion of which will be payable upon acquisition of investments for making of such investments or for the development or construction of properties (the “initial acquisition fee”) with the remainder subordinated to a preferred return threshold (the “subordinated acquisition fee”). The preferred return is an average annualized non-compounded distribution rate of 5% per annum. Acquisition fees payable to the advisor with respect to CPA®:17 – Global’s long-term net lease investments may be up to an average of 4.5% of the total cost of those investments, with 2.5% generally paid when the transaction is completed and 2% generally paid over three years, once the preferred return criterion has been met. For certain types of non-long term net lease investments, initial acquisition fees may range from 0% to 1.75% of the equity invested plus the related acquisition fees, with no deferred acquisition fee being payable. In connection with the acquisition of long-term net lease investments, we incurred current and deferred acquisition fees of $24.8 million and $19.1 million, respectively, during 2010. During 2010, we made payments of subordinated acquisition fees to our advisor totaling $7.2 million. Unpaid installments of subordinated acquisition fees, which totaled $19.8 million at December 31, 2010 are included in due to affiliates in our consolidated financial statements.

The advisor may also receive subordinated disposition fees of up to 3% of the contract sales price of an investment (except with respect to certain securities and loans for which subordinated disposition fees will be 1% of equity capital invested by CPA®:17 – Global) for services provided in connection with CPA®:17 – Global’s liquidation subject to certain conditions. Pursuant to the subordination provisions of the advisory agreement, the disposition fees may be paid only if the applicable preferred return criterion has been achieved through the end of the prior fiscal quarter. Payment of such amount, however, cannot be made until the subordination provisions are met. To the extent that subordinated disposition fees are not paid on a current basis due to the foregoing limitation, the unpaid fees will be due and paid at such time as the limitation has been satisfied, together with interest from the time of disposition of the investment to which they relate, at the rate of 5%. Since CPA®:17 – Global did not sell any of its assets as of December 31, 2010, no such disposition fees have been accrued.

CPA®:17 – Global is liable for expenses incurred in connection with the offering of its securities. These expenses are deducted from the gross proceeds of CPA®:17 – Global’s public offering. Total organization and offering expenses, including underwriting compensation, will not exceed 15% of the gross proceeds of CPA®:17 – Global’s offering. Pursuant to the sales agency agreement between Carey Financial and CPA®:17 – Global, Carey Financial will receive selling commissions of up to $0.65 per share sold, a selected dealer fee of up to $0.20 per share sold and a wholesaling fee of up to $0.15 per share sold. Carey Financial will re-allow all selling commissions to selected dealers participating in the offering and will re-allow up to the full selected dealer fee to the selected dealers. Carey Financial will use any retained portion of the selected dealer fee together with the wholesaling fee to cover other underwriting costs incurred in connection with the offering. Total underwriting compensation paid in connection with this offering, including selling commissions, the selected dealer fee, the wholesaling fee and reimbursements made by Carey Financial to selected dealers, cannot exceed the limitations prescribed by the Financial Industry Regulatory Authority (“FINRA”). The limit on underwriting compensation is currently 10% of gross offering proceeds. CPA®:17 – Global may also reimburse Carey Financial up to an additional 0.5% of offering proceeds for bona fide due diligence expenses. CPA®:17 – Global reimburses its advisor or one of its affiliates for other organization and offering expenses (including, but not limited to, filing fees, legal, accounting, printing and escrow costs). CPA®:17 – Global’s advisor has agreed to be responsible for the payment of organization and offering expenses (excluding selling commissions, selected dealer fees and wholesaling fees) which exceed 4% of the gross offering proceeds. The total costs paid by CPA®:17 – Global’s advisor and its affiliates in connection with the offering of our securities were $12.5 million through December 31, 2010, of which $12.2 million has been reimbursed.

Because we do not have our own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to us, including our Executive Officers. During 2010, $0.9 million was paid to the advisor or its affiliates to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement among the CPA® REITs, the advisor and other affiliates of the advisor, we pay our proportionate share, based on adjusted revenues, of office rental expenses and of certain other overhead expenses. Under this arrangement, our share of office rental expenses for 2010 was $0.2 million.

We own interests in property-owning entities ranging from 30% to 70%, with the remaining interests held by other CPA® REITs and affiliates of our advisor.

Proposed Asset Purchase

On December 13, 2010, CPA®:14 and CPA®:16 – Global entered into a definitive agreement pursuant to which CPA®:14 will merge with and into a subsidiary of CPA®:16 – Global (the “Proposed Merger”), subject to the approval of the shareholders of CPA®:14 and other closing conditions. On April 26, 2011, CPA®:14’s shareholders approved the Proposed Merger.

In connection with this Proposed Merger, we have agreed to purchase three properties from CPA®:14, for an aggregate purchase price of $57.4 million, plus the assumption of approximately $153.9 million of indebtedness. CPA®:16 – Global already is a joint venture partner in the properties being sold to us and does not wish to increase its ownership interest in them. Consequently, CPA®:16 – Global required that these assets be sold by CPA®:14 prior to the Proposed Merger.

Policies and Procedures With Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, their immediate family members and our stockholders owning 5% or more of our outstanding stock, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm’s-length basis. In addition, our Charter provides that we may purchase or lease an asset or assets from W. P. Carey & Co. LLC, our advisor, our directors or affiliates of W. P. Carey & Co. LLC, our advisor or our directors if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price equal to the cost of the asset to W. P. Carey & Co. LLC, our advisor, our directors or affiliates of W. P. Carey & Co. LLC, our advisor or our directors, or if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Directors, Executive Officers and persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, CPA®:17 – Global believes that our Directors, Executive Officers and beneficial owners of 10% or more of our shares were in compliance with the reporting requirements of Section 16(a) during 2010, except that our Chief Operating Officer, Thomas E. Zacharias, did not timely report a purchase of 1,000 shares from CPA®:17 – Global in our initial public offering in March 2010. A corrective filing was made to report this transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From CPA®:17 – Global’s inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has engaged PricewaterhouseCoopers LLP as the Company’s auditors for 2011. PricewaterhouseCoopers LLP also serves as auditors for W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 – Global.

A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

STOCKHOLDER COMMUNICATIONS

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at CPA®:17 – Global’s 2012 Annual Meeting no later than December 31, 2011 in order to be included in CPA®:17 – Global’s Proxy Statement and form of proxy relating to the 2012 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2012 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CPA®:17 – Global. To be timely, a stockholder’s notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CPA®:17 – Global at the principal executive offices of CPA®:17 – Global not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2012 Annual Meeting must be received by us no earlier than December 1, 2011 and not later than December 31, 2011. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

The Board of Directors recommends a vote “FOR” all nominees.

			With-	For All
		For	hold	Except
1.	Election of Directors for the One-Year Term Expiring in 2012:	☐	☐	☐

(01) Wm. Polk Carey	(02) Marshall E. Blume
(03) Elizabeth P. Munson	(04) Richard J. Pinola
(05) James D. Price
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	Please be sure to sign and date	Date
this Proxy in the box below.

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Please mark your votes as indicated in this example	☒

2.	Such other matters as may properly come before the meeting at the discretion of the proxy holders.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR SPECIFIED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINATED DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.
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REVOCABLE PROXY
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
Proxy for Annual Meeting of Stockholders – June 15, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of Corporate Property Associates 17 — Global Incorporated, a Maryland corporation (the “Company”), appoints Thomas E. Zacharias and Mark J. DeCesaris, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 17 — Global Incorporated’s executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 15, 2011, at 4:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
AUTHORIZE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê FOLD AND DETACH HERE ê
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
ANNUAL MEETING – JUNE 15, 2011
YOUR VOTE IS IMPORTANT!
     You can authorize your proxy in one of three ways:
1.	Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at www.proxyvoting.com/wpc and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE VOTE
 Printed on recycled paper